Exhibit 99.1

Marvell Technology Group Ltd. Reports First Quarter of Fiscal Year 2020
Financial Results

•	Q1 Revenue: $662 million

•	Q1 Gross Margin: 54.6% GAAP gross margin; 64.1% non-GAAP gross margin

•	Q1 Diluted income (loss) per share: $(0.07) GAAP diluted loss per share; $0.16 non-GAAP diluted income per share

•	Cash and short-term investments: $572 million
Santa Clara, Calif. (May 30, 2019) - Marvell Technology Group Ltd. (NASDAQ: MRVL), a leader in infrastructure semiconductor solutions, today reported financial results for the first quarter of fiscal year 2020. Revenue for the first quarter of fiscal 2020 was $662 million, which exceeded the midpoint of the Company's guidance provided on March 7, 2019.
GAAP net loss for the first quarter of fiscal 2020 was $(48) million, or $(0.07) per diluted share. Non-GAAP net income for the first quarter of fiscal 2020 was $105 million, or $0.16 per diluted share. Cash flow from operations for the first quarter was $166 million.

“Marvell continues to take bold steps despite a challenging near-term environment to improve our portfolio through strategic capital deployment and drive long term shareholder value” said Matt Murphy, Marvell’s President and CEO. “With the production ramp of our first 5G products later this year, and a growing pipeline of new wireless infrastructure design wins, Marvell is well positioned to becoming a leading silicon supplier to this market.”

Marvell's second quarter guidance takes into account the estimated impact from the U.S. Government's recently announced export restriction to one of our customers.

Second Quarter of Fiscal 2020 Financial Outlook

•	Revenue is expected to be $650 million +/- 3%.

•	GAAP gross margin is expected to be 53% to 54%.

•	Non-GAAP gross margin is expected to be 63% to 64%.

•	GAAP operating expenses are expected to be $370 million to $380 million.

•	Non-GAAP operating expenses are expected to be $285 million to $290 million.

•	GAAP diluted loss per share is expected to be $(0.09) to $(0.05) per share.

•	Non-GAAP diluted income per share is expected to be $0.13 to $0.17 per share.

On May 6, 2019, Marvell announced its intent to acquire Aquantia, Corp. (“Aquantia”), a publicly traded company.  Marvell anticipates that upon closing, this acquisition will position it to further capitalize on automotive in-vehicle networking and strengthen its Multi-Gig Ethernet portfolio for enterprise infrastructure, data center and access. The transaction is expected to close by December 2019, subject to regulatory approval as well as other customary closing conditions, including the adoption by Aquantia shareholders of the merger agreement.

On May 20, 2019, Marvell announced definitive agreements to purchase Avera Semiconductor, the application specific integrated circuit (“ASIC”) business of GlobalFoundries Inc. Marvell expects that upon closing, this acquisition will bring together Avera Semiconductor's leading custom design capabilities with its advanced technology platform and scale, creating a leading ASIC supplier for wired and wireless infrastructure while extending its reach in 5G base stations. The transaction is expected to close by January 2020 pending receipt of regulatory approvals and other customary closing conditions.

On May 29, 2019, Marvell announced a definitive agreement under which NXP will acquire Marvell's Wi-Fi Connectivity business. Marvell anticipates that this divestiture will unlock substantial value, enhance its margins upon closing and accelerate its transformation into a leading infrastructure semiconductor solution supplier. The transaction is expected to close by March 2020, subject to customary closing conditions and regulatory approvals.

Conference Call
Marvell will conduct a conference call on Thursday, May 30, 2019 at 1:45 p.m. Pacific Time to discuss results for the first quarter of fiscal 2020. Interested parties may join the conference call by dialing 1-844-647-5488 or 1-615-247-0258, pass-code 3160468. The call will be webcast and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/ with a replay available following the call until Friday, June 7, 2019.

Discussion of Non-GAAP Financial Measures
Non-GAAP financial measures exclude the effect of share-based compensation expense, amortization of the inventory fair value step up, amortization and write-off of acquired intangible assets, acquisition-related costs, restructuring and other related charges, litigation settlement, and certain expenses and benefits that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core business.
Marvell uses a non-GAAP tax rate to compute the non-GAAP tax provision. This non-GAAP tax rate is based on Marvell's estimated annual GAAP income tax forecast, adjusted to account for items excluded from GAAP income in calculating Marvell's non-GAAP income, as well as the effects of significant non-recurring and period specific tax items which vary in size and frequency. Marvell's non-GAAP tax rate is determined on an annual basis and may be adjusted during the year to take into account events that may materially affect the non-GAAP tax rate such as tax law changes; significant changes in Marvell's geographic mix of revenue and expenses; or changes to Marvell's corporate structure. For the first quarter of fiscal 2020, a non-GAAP tax rate of 4.5% has been applied to the non-GAAP financial results.
Marvell believes that the presentation of non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to Marvell’s financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.
Externally, management believes that investors may find Marvell’s non-GAAP financial measures useful in their assessment of Marvell’s operating performance and the valuation of Marvell. Internally, Marvell’s non-GAAP financial measures are used in the following areas:

•	Management’s evaluation of Marvell’s operating performance;

•	Management’s establishment of internal operating budgets;

•	Management’s performance comparisons with internal forecasts and targeted business models; and

•	Management’s determination of the achievement and measurement of certain performance-based equity awards (adjustments may vary from award to award).

Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Marvell’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Marvell’s results as reported under GAAP. Marvell expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from Marvell’s non-GAAP net income should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would” and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, but not limited to: the risk that the proposed acquisitions of Aquantia, Corp. and the Application Specific Integrated Circuit (ASIC) business of GLOBALFOUNDRIES and the divestiture of Marvell's Wi-Fi Connectivity business to NXP (collectively, the “Transactions”) will not be completed; the risk that the company may not realize the anticipated benefits of the Transactions; the effect of the consummation of the Transactions on the company's business relationships, operating results, and business generally; potential difficulties in employee retention as a result of the Transactions; the ability of Marvell to successfully integrate operations and product lines related to the acquisitions; the ability of Marvell to implement its plans, forecasts, and other expectations with respect to the Transactions and realize the anticipated synergies and cost savings in the time frame anticipated or at all; the risk of downturns in the highly cyclical semiconductor industry; Marvell’s dependence upon the storage and networking markets, which are highly cyclical and intensely competitive; the outcome of pending or future litigation and legal and regulatory proceedings; Marvell’s dependence on a small number of customers; severe financial hardship or bankruptcy of one or more of Marvell’s major customers; Marvell's ability to define, design and develop products for the 5G market; Marvell's ability to market its 5G products to Tier 1 infrastructure customers; Marvell’s ability and the ability of its customers to successfully compete in the markets in which it serves; Marvell’s reliance on independent foundries and subcontractors for the manufacture, assembly and testing of its products; Marvell’s ability and its customers’ ability to develop new and enhanced products and the adoption of those products in the market; decreases in gross margin and results of operations in the future due to a number of factors; Marvell’s ability to estimate customer demand and future sales accurately; Marvell’s ability to scale its operations in response to changes in demand for existing or new products and services; the impact of international conflict and economic volatility in either domestic or foreign markets; the effects of transitioning to smaller geometry process technologies; the risks associated with manufacturing and selling products and customers’ products outside of the United States; risks associated with acquisition and consolidation activity in the semiconductor industry; the impact of any change in the income tax laws in jurisdictions where Marvell operates and the loss of any beneficial tax treatment that Marvell currently enjoys; the effects of any other potential acquisitions, divestitures or investments; Marvell’s ability to protect its intellectual property; the impact and costs associated with changes in international financial and regulatory conditions; Marvell’s maintenance of an effective system of internal controls; and other risks detailed in Marvell’s SEC filings from time to time. For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in Marvell’s Quarterly Report on Form 10-K for the fiscal year ended February 2, 2019 as filed with the SEC on March 28, 2019, and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

About Marvell
Marvell first revolutionized the digital storage industry by moving information at speeds never thought possible. Today, that same breakthrough innovation remains at the heart of the Company’s storage, processing, networking, security and connectivity solutions. With leading intellectual property and deep system-level knowledge, Marvell’s semiconductor solutions continue to transform the enterprise, cloud, automotive, industrial, and consumer markets. To learn more, visit: www.marvell.com.
Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

Marvell Technology Group Ltd.
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	May 4, 2019	February 2, 2019	May 5, 2018
Net revenue	$662,452	$744,799	$604,631
Cost of goods sold	301,024	422,797	228,938
Gross profit	361,428	322,002	375,693

Operating expenses:
Research and development	266,867	256,102	176,734
Selling, general and administrative	110,005	106,168	72,313
Restructuring related charges	5,682	12,740	1,567
Total operating expenses	382,554	375,010	250,614
Operating income (loss)	(21,126)	(53,008)	125,079
Interest income	1,268	1,236	6,069
Interest expense	(21,203)	(21,953)	(244)
Other income (loss), net	(116)	4,377	1,471
Interest and other income (loss), net	(20,051)	(16,340)	7,296
Income (loss) before income taxes	(41,177)	(69,348)	132,375
Provision for income taxes	7,273	191,350	3,763
Net income (loss)	(48,450)	(260,698)	128,612

Net income (loss) per share — Basic:	$(0.07)	$(0.40)	$0.26

Net income (loss) per share — Diluted:	$(0.07)	$(0.40)	$0.25

Weighted average shares:
Basic	658,963	657,835	497,335
Diluted	658,963	657,835	508,716

Marvell Technology Group Ltd.
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	May 4, 2019	February 2, 2019
Assets
Current assets:
Cash and cash equivalents	$571,893	$582,410
Accounts receivable, net	470,347	493,122
Inventories	260,981	276,005
Prepaid expenses and other current assets	39,711	43,721
Total current assets	1,342,932	1,395,258
Property and equipment, net	326,599	318,978
Goodwill	5,494,505	5,494,505
Acquired intangible assets, net	2,480,942	2,560,682
Other non-current assets	403,240	247,329
Total assets	$10,048,218	$10,016,752

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$191,249	$185,362
Accrued liabilities	333,680	335,509
Accrued employee compensation	122,441	115,925
Total current liabilities	647,370	636,796
Long-term debt	1,684,281	1,732,699
Non-current income taxes payable	56,621	59,221
Deferred tax liabilities	250,137	246,252
Other non-current liabilities	179,677	35,374
Total liabilities	2,818,086	2,710,342

Shareholders’ equity:
Common stock	1,323	1,317
Additional paid-in capital	6,200,231	6,188,598
Retained earnings	1,028,578	1,116,495
Total shareholders’ equity	7,230,132	7,306,410
Total liabilities and shareholders’ equity	$10,048,218	$10,016,752

Marvell Technology Group Ltd. Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands)

	Three Months Ended
	May 4, 2019	May 5, 2018
Cash flows from operating activities:
Net income (loss)	$(48,450)	$128,612
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	44,298	20,343
Share-based compensation	58,598	23,852
Amortization of acquired intangible assets	79,740	—
Amortization of deferred debt issuance costs and debt discounts	1,681	—
Other non-cash expense, net	5,252	891
Deferred income taxes	4,356	824
Changes in assets and liabilities:
Accounts receivable	22,775	(47,393)
Inventories	15,848	2,680
Prepaid expenses and other assets	8,004	(14,108)
Accounts payable	(1,873)	14,744
Accrued liabilities and other non-current liabilities	(30,929)	20,439
Accrued employee compensation	6,516	(22,110)
Net cash provided by operating activities	165,816	128,774
Cash flows from investing activities:
Purchases of available-for-sale securities	—	(13,457)
Sales of available-for-sale securities	—	70,273
Maturities of available-for-sale securities	—	128,820
Purchases of time deposits	—	(25,000)
Maturities of time deposits	—	75,000
Purchases of technology licenses	(1,484)	(360)
Purchases of property and equipment	(19,183)	(13,588)
Other	(342)	(4,989)
Net cash provided by (used in) investing activities	(21,009)	216,699
Cash flows from financing activities:
Repurchases of common stock	(48,022)	—
Proceeds from employee stock plans	31,084	11,055
Tax withholding paid on behalf of employees for net share settlement	(28,758)	(23,893)
Dividend payments to shareholders	(39,467)	(29,798)
Payments on technology license obligations	(15,268)	(20,461)
Principal payments of debt	(50,000)	—
Payment of equity and debt financing costs	—	(3,600)
Other	(4,893)	—
Net cash used in financing activities	(155,324)	(66,697)
Net increase (decrease) in cash and cash equivalents	(10,517)	278,776
Cash and cash equivalents at beginning of period	582,410	888,482
Cash and cash equivalents at end of period	$571,893	$1,167,258

Marvell Technology Group Ltd. Reconciliations from GAAP to Non-GAAP (Unaudited) (In thousands, except per share amounts)

	Three Months Ended
	May 4, 2019	February 2, 2019	May 5, 2018
GAAP gross profit:	$361,428	$322,002	$375,693
Special items:
Share-based compensation	2,926	2,942	1,905
Amortization of acquired intangible assets	59,906	57,591	—
Other cost of goods sold (a)	450	97,598	—
Total special items	63,282	158,131	1,905
Non-GAAP gross profit	$424,710	$480,133	$377,598

GAAP gross margin	54.6%	43.2%	62.1%
Non-GAAP gross margin	64.1%	64.5%	62.5%

Total GAAP operating expenses	$382,554	$375,010	$250,614
Special items:
Share-based compensation	(55,672)	(47,638)	(21,947)
Restructuring related charges (b)	(5,682)	(12,740)	(1,567)
Amortization of acquired intangible assets	(19,834)	(21,097)	—
Other operating expenses (c)	(6,569)	(7,392)	(15,252)
Total special items	(87,757)	(88,867)	(38,766)
Total non-GAAP operating expenses	$294,797	$286,143	$211,848

GAAP operating margin	(3.2)%	(7.1)%	20.7%
Other cost of goods sold (a)	0.1%	13.1%	—%
Share-based compensation	8.8%	6.8%	3.9%
Restructuring related charges (b)	0.9%	1.7%	0.3%
Amortization of acquired intangible assets	12.0%	10.6%	—%
Other operating expenses (c)	1.0%	0.9%	2.5%
Non-GAAP operating margin	19.6%	26.0%	27.4%

Marvell Technology Group Ltd. Reconciliations from GAAP to Non-GAAP (Unaudited) (In thousands, except per share amounts)

	Three Months Ended
	May 4, 2019	February 2, 2019	May 5, 2018
GAAP interest and other income (loss), net	$(20,051)	$(16,340)	$7,296
Special items:
Restructuring related items (d)	(338)	157	(1,512)
Write-off of debt issuance costs (e)	458	782	—
Gain on sale of intellectual property	—	(3,500)	—
Total special items	120	(2,561)	(1,512)
Total non-GAAP interest and other income (loss), net	$(19,931)	$(18,901)	$5,784

GAAP net income (loss)	$(48,450)	$(260,698)	$128,612
Special items:
Other cost of goods sold (a)	450	97,598	—
Share-based compensation	58,598	50,580	23,852
Restructuring related charges in operating expenses (b)	5,682	12,740	1,567
Restructuring related items in interest and other income, net (d)	(338)	157	(1,512)
Amortization of acquired intangible assets	79,740	78,688	—
Gain on sale of intellectual property	—	(3,500)	—
Write-off of debt issuance costs (e)	458	782	—
Other operating expenses (c)	6,569	7,392	15,252
Pre-tax total special items	151,159	244,437	39,159
Other income tax effects and adjustments (f)	2,324	184,348	(3,098)
Non-GAAP net income	$105,033	$168,087	$164,673

Weighted average shares — basic	658,963	657,835	497,335
Weighted average shares — diluted	658,963	657,835	508,716

GAAP diluted net income (loss) per share	$(0.07)	$(0.40)	$0.25
Non-GAAP diluted net income per share (g)	$0.16	$0.25	$0.32

(a)
Other costs of goods sold for the quarter ended May 4, 2019 includes charges for legal claim settlement. Other costs of goods sold for the quarter ended February 2, 2019 includes amortization of the Cavium inventory fair value step up and charges for past intellectual property licensing matters.

(b)
Restructuring related charges include employee severance, facilities related costs, and impairment of equipment and other assets. Restructuring related charges in the three months ended February 2, 2019 include gain on sale of a building that was a direct result of restructuring.

(c)	Other operating expenses include Cavium and Aquantia merger costs.

(d)	Interest and other income, net, includes restructuring related items such as foreign currency remeasurement associated with restructuring related accruals.

(e)	Write-off of debt issuance costs is associated with the partial term loan repayment during the three months ended May 4, 2019 and February 2, 2019.

(f)
Other income tax effects and adjustments relate to tax provision based on a non-GAAP income tax rate of 4.5% for the three months ended May 4, 2019 and based on a non-GAAP income tax rate of 4% for the three months ended February 2, 2019 and three months ended May 5, 2018.

(g)
Non-GAAP diluted net income per share for the three months ended May 4, 2019 and February 2, 2019 was calculated by dividing non-GAAP net income by weighted average shares outstanding (diluted) of 671,048 shares and 663,580 shares, respectively, due to the non-GAAP net income reported in the respective period.

Marvell Technology Group Ltd.
Outlook for the Second Quarter of Fiscal Year 2020
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In millions, except per share amounts)

Outlook for Three Months Ended August 3, 2019
GAAP revenue	$650 +/- 3%
Special items:	—
Non-GAAP revenue	$650 +/- 3%

GAAP gross margin	53% to 54%
Special items:
Share-based compensation	0.3%
Amortization of acquired intangible assets	9.4%
Non-GAAP gross margin	63% to 64%

Total GAAP operating expenses	$370 - $380
Special items:
Share-based compensation	64
Restructuring related charges	1
Amortization of acquired intangible assets	20
Other operating expenses	2
Total non-GAAP operating expenses	$285 - $290

GAAP diluted net loss per share	$(0.09) - $(0.05)
Special items:
Share-based compensation	0.10
Amortization of acquired intangible assets	0.12
Other operating expenses	0.01
Other income tax effects and adjustments	(0.01)
Non-GAAP diluted net income per share	$0.13 - $0.17

Quarterly Revenue Trend (Unaudited)
(In thousands)

	Three Months Ended			% Change
	May 4, 2019	February 2, 2019	May 5, 2018	YoY	QoQ
Storage (1)	$278,667	$317,042	$317,069	(12)%	(12)%
Networking (2)	341,344	387,457	244,228	40%	(12)%
Total Core	620,011	704,499	561,297	10%	(12)%
Other (3)	42,441	40,300	43,334	(2)%	5%
Total Revenue	$662,452	$744,799	$604,631	10%	(11)%

	Three Months Ended
% of Total	May 4, 2019	February 2, 2019	May 5, 2018
Storage (1)	42%	43%	52%
Networking (2)	52%	52%	41%
Total Core	94%	95%	93%
Other (3)	6%	5%	7%
Total Revenue	100%	100%	100%

(1) Storage products are comprised primarily of HDD and SSD Controllers, Fibre Channel Adapters and Data Center Storage Solutions.
(2) Networking products are comprised primarily of Ethernet Switches, Ethernet Transceivers, Ethernet NICs, Embedded Communication Processors, Automotive Ethernet, Security Adapters and Processors as well as WiFi solutions including WiFi only, WiFi/Bluetooth combos and WiFi Microcontroller combos. In addition, this grouping includes a few legacy product lines in which we no longer invest, but will generate revenue for several years.

(3) Other products are comprised primarily of Printer Solutions, Application Processors and others.

For further information, contact:
Ashish Saran
Vice President, Investor Relations
408-222-0777
ir@marvell.com